UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 21, 2011

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 8, 2011, ZAP filed Amendment No. 1 to the Current Report on Form 8-K dated January 21, 2011 disclosing the completion by ZAP of the acquisition of 51% of the capital stock of Zhejiang Jonway Automobile Co. Ltd. (“Jonway”).  Included with Amendment No. 1 were financial statements of Jonway for the year ended December 31, 2010 and pro forma financial information required by Item 9.01.   However, due to a filing error, an incorrect version of the financial statements of Jonway was included with Amendment No. 1.  The correct version of the financial statements is included with this Amendment No. 2.  The financial statements included with Amendment No. 1 incorrectly presented approximately $485,000 of consideration given in excess of the book value of net assets received under “Accumulated deficit”  rather than under “Other comprehensive income (loss)”.

This Amendment No. 2 also corrects the description of the Transaction in Item 2.01 and Exhibit 99.2 and removes Exhibit 23.1, which was filed in error and not required to be filed.

Section 2 Completion of Acquisition or Disposition of Assets

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 21, 2011, the Company completed the acquisition of 51% of the equity shares of Jonway (the “Transaction”) for a total purchase price of $30,580,000 of which $29,030,000 in cash and 4 million shares of stock valued at $1 million have been paid.  Currently, Jonway Group and ZAP are discussing the form of payment of the remaining $550,000 owed to Jonway Group and the interpretation of a provision regarding an adjustment due to currency fluctuations in the exchange rate of the U.S. dollar to Chinese Yuan between ZAP’s payment dates. The Company funded a portion of the purchase price of the Transaction through a Senior Secured Convertible Note and Warrant Purchase Agreement (the “Agreement”) with China Electric Vehicle Corporation (“CEVC”), a British Virgin Island company whose sole shareholder is Cathaya Capital, L.P.

Pursuant to the Agreement, (i) CEVC purchased from the Company a Senior Secured Convertible Note (the “Note”) in the principal amount of US$19 million, (ii) the Company issued to CEVC a warrant (the “Warrant”) exercisable for two years for the purchase up to 20,000,000 shares of the Company’s Common Stock at $0.50 per share, subject to adjustments as set forth therein, (iii) the Company, certain investors and CEVC entered into an Amended and Restated Voting Agreement that amended and restated that certain Voting Agreement, dated as of August 6, 2009, (iv) the Company, certain investors and CEVC entered into an Amended and Restated Registration Rights Agreement that amended and restated that certain Registration Rights Agreement, dated as of August 6, 2009, which granted certain registration rights relating to the Note and the Warrant, and (v) the Company and CEVC entered into a Security Agreement that secures the Note with all of the Company’s assets other than those assets specifically excluded from the lien created by the Security Agreement.

The purpose of this Amendment No. 2 to the Current Report on Form 8-K is to file the financial statements and the pro forma financial information required by Item 9.01 hereunder.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The following financial statements of Jonway are attached as Exhibit 99.1 of this Report and are incorporated by reference herein:

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Audited financial statements:

•	Report of Independent Registered Public Accounting Firm
•	Balance Sheets as of December 31, 2010 and 2009
•	Statements of Operations and Comprehensive Income for the years ended December 31, 2010 and 2009
•	Statements of Changes in Shareholder’s Equity for the years ended December 31, 2010 and 2009
•	Statements of Cash Flows for the years ended December 31, 2010 and 2009
•	Notes to Financial Statements

(b)  Pro Forma Financial Information.

The following unaudited pro forma financial information is attached as Exhibit 99.2 of this Report and is incorporated by reference herein:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2010
•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2010
•	Notes to Pro Forma Condensed Combined Financial Statements

(d)Exhibits

99.1		Audited Financial Statements and Report Thereon listed in Item 9.01(a)

99.2		Unaudited Pro Forma Financial Information listed in Item 9.01(b)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: April 20, 2011	By:	/s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer

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